Chinese Fund Invests in Bionik Laboratories and Establishes Joint Venture

Chinese joint venture enables penetration into largest growth market in the world

TORONTO and BOSTON, May 24, 2017 -- Bionik Laboratories Corp. (OTCQX:BNKL) (“Bionik” or the "Company"), a robotics company focused on providing rehabilitation and assistive technology solutions to individuals with neurological and mobility challenges from hospital to home, today announced it has partnered with Ginger Capital Investment Holding Ltd. (“Ginger Capital”) to bring its evidence-based interactive robotic systems to the Chinese market.

The joint venture between the two companies will include an exclusive license to sell Bionik’s innovative robotic products in China, including the Company’s InMotion ARM, InMotion HAND, and InMotion WRIST, which are all interactive robotic products that assist the patients’ movement as they progress through their rehabilitation. Extensive clinical data on more than 1,000 patients has demonstrated that the InMotion robots provide more effective patient outcomes than traditional manual therapy alone. The joint venture will also lead the China Food and Drug Administration (CFDA) approval process for the Company and its products.

Ginger Capital is investing $500,000 directly into the Company and $1,450,000 into the JV to fund the joint venture’s operations in China. Ginger Capital is fully funding the JV and highly confident of the success of the Company’s clinically proven products in China.

Ginger Capital is an experienced investment management company with more than 10 years’ experience in providing successful commercial relationships between the United States and China with extensive relationships inside China and the Chinese health care system. Bionik believes the $1,950,000 investment in the Company and the joint venture demonstrates Ginger Capital’s commitment to their success.

“I am excited that this joint venture provides Bionik’s products with access to the largest growth market in the world and I am inspired by being chosen for our technical advancements and proven technology. I am also proud of the achievement of our innovative engineering and management teams,” said Peter Bloch, CEO of Bionik Laboratories. “It is through these types of partnerships that Bionik can significantly increase its market penetration and revenues. In fact, due to the serious international interest we have experienced, we are currently negotiating additional strategic partnerships to expand our distribution to other major international markets. Bionik’s intellectual property and know how is also expected to be utilized in the emerging consumer robotic market. These initiatives are expected to help accelerate the company’s path to revenue and provide tremendous opportunity for Bionik to position itself as a leader in the emerging robotic industry. I am truly pleased with the fact that American technology will make a global impact and validate our capabilities and ultimately improve human mobility globally.”

Ms. Rita Jiang and Ms. Jia Cai, Managing Partners of Ginger Capital said, “We selected Bionik to partner with us as a result of the strong clinical data supporting the efficacy of their products. We are looking forward to working with the team at Bionik Laboratories and to bringing their superior robotic solutions to the Chinese market. Bionik’s evidence-based products are truly innovative and can provide improved patient care for millions of people. We have established relationships for distribution in China and the experience to succeed with this exciting joint venture.”

With a growing population of approximately 1.4 billion, China has close to 2.5 million incidences of stroke each year and 7.5 million stroke survivors, compared to 795,000 strokes per year in the United States. China presents a significant market opportunity for Bionik to become the standard for patient care, as medical professionals in the region seek innovative ways to treat strokes and other neurological disorders.

“The 16 million new stroke patients globally each year is expected to triple by 2050 and China represents a large percentage of those patients. This rapidly growing human issue requires evidence-based solutions like ours in order to effectively treat these patient populations and return them to activities of daily living,” said Tim McCarthy, Chief Commercialization Officer of Bionik Laboratories. “We are excited about this partnership as it will significantly broaden access to our evidence based solutions for stroke survivors and their families, allowing them to live fuller and more independent lives.”

About Ginger Capital Investment Holding Ltd.

Ginger Capital Investment Holding Ltd. (GCI) is an independent direct investment and management consulting group based in Hong Kong. GCI invests in the strategic development of promising medium-sized companies with Enterprise Values of US$50 million to US$500 million that have substantial operations in US or Asia and need capital for major expansions, mergers and acquisitions, restructures, etc. having an Asia-focus. GCI’s major management consulting focus is providing access to the Chinese healthcare market – GCI has successfully established relationships and partnered with major healthcare institutions across China including research centers, private and public hospital chains, and major clinics.

About Bionik Laboratories

Bionik Laboratories (OTCQX:BNKL) is a robotics company focused on providing rehabilitation and mobility solutions to individuals with neurological and mobility challenges from hospital to home. The Company has a portfolio of products focused on upper and lower extremity rehabilitation for stroke and other mobility-impaired patients, including three products on the market and four products in varying stages of development. The InMotion Systems — the InMotion ARM™, InMotion Wrist™, InMotion Hand™ and InMotion AnkleBot™ — are designed to provide intelligent, patient-adaptive therapy in a manner that has been clinically verified to maximize neuro-recovery. Bionik is also developing a lower-body exoskeleton, ARKE™, designed to allow paraplegics as well as other wheelchair users the ability to rehabilitate through walking. ARKE is designed to continually adapt to a patient’s ability and provide real-time feedback to the physiotherapist.

For more information, please visit www.bioniklabs.com and connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons and other robotic rehabilitation products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) the Company's future financial performance, and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing, the significant length of time and resources associated with the development of our products and related insufficient cash flows and resulting illiquidity, the Company's inability to expand the Company's business, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

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